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                                  EXHIBIT 99.1

                             JOINT FILING STATEMENT

         Pursuant to Rule 13d-1(k)(1), we, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date: February 9, 2001

                             NAZEM & COMPANY IV, L.P.

                             By:      Nazem & Associates IV, L.P.
                             Title:   General Partner

                             By: /s/ Fred Nazem
                                 -----------------------------------------------
                                      Fred Nazem
                                      Managing General Partner

                             NAZEM & ASSOCIATES IV, L.P.

                             By: /s/ Fred Nazem
                                 -----------------------------------------------
                                      Fred Nazem
                                      Managing General Partner

                                 /s/ Fred Nazem
                                 -----------------------------------------------
                                 Fred Nazem

                                 /s/ Philip Barak
                                 -----------------------------------------------
                                 Philip Barak


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